                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  JUNE 16, 1994


                                    WESTCORP
              (Exact name of registrant as specified in its chart)


                CALIFORNIA                              33-13646                        51-0308535
       (State or other jurisdiction                  Commission File                  IRS Employer
            of incorporation)                            Number                   Identification Number


                 23 PASTEUR, IRVINE, CALIFORNIA                                           92718-3804
            (Address of principal executive offices)                                      (Zip Code)


                                  714-727-1000
              (Registrant's telephone number, including area code)
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ITEM 5:         Other Events

                On Tuesday, June 14, 1994 Westcorp, the savings and loan holding company parent of Western Financial Savings Bank, F.S.B., Irvine, California (the "Bank"), announced that Ernest Rady, the Chairman of the Board and Chief Executive Officer of Westcorp and Chairman of the Board of the Bank assumed the added duties and titles of President and Chief Operating Officer of Westcorp and President and Chief Executive Officer of the Bank, effective immediately, due to the resignation of Stephen W. Prough the then President and Chief Operating Officer of Westcorp and President and Chief Executive Officer of the Bank. Mr. Prough advised Westcorp on June 14, 1994 that he was resigning from his offices and as a director of both Westcorp and the Bank, effective June 15, 1994, to become the President and Chief Executive Officer of Downey Savings and Loan Association.

ITEM 7:         Financial Statements and Exhibits

                a.      List of documents filed as a part of this report

                   Exhibit 20.            Westcorp News Release of June 14, 1994


                                                       WESTCORP
                                                       a California corporation

Dated:  June 16, 1994
                                                       /s/     ERNEST S. RADY
                                                      __________________________
                                                               Ernest S. Rady
                                                               President